AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made on and as of the 4th day of August, 2023, by and between BCB Bancorp, Inc. (“BCB”), a corporation organized under the laws of the state of New Jersey, with its principal office at 591-595 Avenue C, Bayonne, New Jersey 07002;  BCB Community Bank (“Bank” or “Employer”), a bank organized under the laws of the state of New Jersey and wholly owned subsidiary of BCB, with its principal office at 591-595 Avenue C, Bayonne, New Jersey 07002; and Thomas M. Coughlin (“Executive” and, together with BCB and the Bank, the “Parties”), whose address is 190 West 52nd Street, Bayonne, NJ 07002.

 WHEREAS,  BCB,  the Bank and Executive are parties to an Employment Agreement (the “Existing Employment Agreement”) dated as of September 1, 2022;

WHEREAS,  Executive currently is employed as President and Chief Executive Officer of each of BCB and the Bank;

WHEREAS, the employment of Executive with each of BCB and the Bank will cease effective as of December 31, 2023;

WHEREAS, Executive, BCB and the Bank desire to amend the Employment Agreement; and

WHEREAS, in connection with and as due consideration for Executive,  BCB and the Bank entering into this Amendment, the parties concurrently are entering into a  Consulting Agreement (“Consulting Agreement”) dated the date hereof.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, BCB, the Bank and Executive agree that the Employment Agreement shall be amended as follows:

1. Incorporation of Background; Defined Terms. The Background provisions set forth above (including all defined terms set forth therein) are hereby incorporated by reference into this Amendment and made a part hereof as if set forth in their entirety in this Section 1. All terms used but not defined herein shall have the meanings assigned thereto in the Existing Employment Agreement.

2. Termination of Employment. The Parties agree that December 31, 2023 shall be the last day of Executive’s employment with BCB and the Bank and that Executive’s employment as the President and Chief Executive Officer of each of BCB and the Bank shall terminate as of the close of business on December 31, 2023 (the “Effective Time”).  At the Effective Time,  unless otherwise agreed by the parties, Executive shall resign from all positions as an officer, director and trustee with respect to BCB and the Bank or any of their subsidiaries, including as a trustee of the BCB Community Bank 401(k) Plan if applicable. It is acknowledged that the Effective Time shall constitute Executive’s “separation from service” within the meaning of Section 409A

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of the Internal Revenue Code of 1986, as amended (the “Code”) with respect to BCB, the Bank and all affiliates.

3. Amendment to Supplemental Executive Retirement Plan.

(a) Provided that Executive signs a general release of claims substantially in the form attached hereto as Exhibit A (the “Release”), which becomes effective in accordance with its terms, and partially in exchange for Executive’s obligations, including his non-competition and non-solicitation restrictions, under the Consulting Agreement,  the Bank agrees to amend the BCB Community Bank Supplemental Executive Retirement Plan as adopted dated December 29, 2021 and as amended (the "SERP"), to increase the Normal Retirement Benefit under the SERP by an amount that an additional premium payment of One Million One Hundred Seventy Thousand Dollars  ($1,170,000.00), less any applicable withholdings, paid to purchase an annuity contract solely owned by the Bank, shall provide, in accordance with prior practice under the SERP.   The parties shall amend the SERP on or before January 15, 2024.

(b) Executive acknowledges that, except as specifically and expressly set forth in this Amendment, at and after the Effective Time, BCB and the Bank will not have any obligation to provide Executive at any time in the future any payments, benefits or considerations with respect to the Existing Employment Agreement.

4. Termination and Modification of Agreements. As of the Effective Time, except as otherwise expressly provided in this Amendment, the Existing Employment Agreement shall be terminated and of no further force or effect, and BCB and the Bank shall have no continuing obligation to make any payment or to provide any benefit to Executive under the Existing Employment Agreement.

5. Indemnification. Notwithstanding the foregoing, nothing contained herein shall be deemed a waiver by Executive of any rights Executive may have to indemnification and other benefits under the bylaws of BCB and the Bank.

6. Effect on Existing Agreement. Subject to Section 4 of this Amendment, between the date hereof and the Effective Time, this Amendment shall be deemed to amend and/or supplement the rights and obligations of the parties under the Existing Employment Agreement to the extent contemplated herein. This Amendment becomes irrevocable upon the Effective Time in compliance with the requirements of Treasury Regulation Section 1.409A-3(j)(ix)(B). In the event of any conflict between the terms of this Amendment and the terms of the Existing Employment Agreement, this Amendment shall control.

7. Tax Issues. The Executive acknowledges that BCB and the Bank have not provided advice regarding the taxation or tax reporting of payments made pursuant to this Amendment; provided, however, it is the intent of the parties that payments under this Amendment either be exempt from or comply with Section 409A of the Code and the regulations and guidance promulgated thereunder and, accordingly, to the maximum extent permitted, this Amendment shall be interpreted to be in compliance therewith.

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9. Applicable Law. This Amendment is made pursuant to, and shall be construed and enforced in accordance with, the laws of the State of New Jersey (and United States federal law, to the extent applicable), irrespective of the principal place of business, residence or domicile of the parties hereto, and without giving effect to otherwise applicable principles of conflict of laws.

10. Construction. Each party to this Amendment had full opportunity to negotiate all terms and language of this Amendment, and this Amendment and all of its terms shall be construed as if drawn by both parties and not against either as the drafter.

11. Entire Agreement. Except as otherwise provided herein, this Amendment sets forth the entire agreement between the parties and fully supersedes any and all written or oral contracts, agreements or understandings between the parties pertaining to the subject matter hereof, including the Existing Employment Agreement.

12. Severability. If any of the provisions of, or covenants contained in, this Amendment are hereafter construed to be invalid or unenforceable in any jurisdiction, the same shall not affect the validity or enforceability of the remaining provisions and covenants in such jurisdiction or any provision or covenant of this Amendment in any other jurisdiction. If any of the provisions of or covenants contained in this Amendment are held to be unenforceable in any jurisdiction because of the duration and/or scope (whether geographic or otherwise) thereof, such provision shall be deemed to be reduced to the maximum duration and/or scope permitted in such jurisdiction; provided, however, that such reduction shall not affect the enforceability of this Amendment in any other jurisdiction.

13. Amendment; Waiver. This Amendment shall not be amended or modified except by written instrument executed by or on behalf of Executive, BCB and the Bank. No failure or delay on the part of any Party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or covenant herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Amendment are cumulative to, and not exclusive of, any rights or remedies otherwise available.

14. Required Regulatory Provisions. Notwithstanding anything herein contained to the contrary, any payments to the Executive by the Bank, whether pursuant to this Amendment or otherwise, are subject to and conditioned upon its compliance with section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1828(k), and any regulations promulgated thereunder.

15. Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefits of the parties hereto and the respective successors and assigns of BCB and the Bank and the executors, personal representatives, surviving spouse, heirs, devisees and legatees of the Executive. Executive may not assign, delegate or otherwise transfer any of his rights or obligations under this Amendment.

16. Revocation Rights.  Each party will have thirty  (30) calendar days following the date hereof within which to revoke this Amendment.  If either party chooses to revoke this amendment, the revocation must be in writing and delivered by email to the other party (in the

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case of Executive’s notice it must be sent to Mark Hogan and Ryan Blake at BCB Bancorp, Inc. to be valid) by no later than thirty  (30) calendar days after the date hereof.  In the event of such revocation, this Agreement, the Consulting Agreement and any SERP amendment executed pursuant to Section 3 shall be null and void in its entirety.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first set forth above.

BCB BANCOPRP, INC.

By: /s/ Mark D. Hogan

Name: Mark D. Hogan, Chairman

BCB COMMUNITY BANK

By: /s/ Mark D. Hogan

Name: Mark D. Hogan, Chairman

/s/ Thomas M. Coughlin
          THOMAS M. COUGHLIN

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EXHIBIT A

GENERAL RELEASE

This General Release of Claims (this “Release”) is provided by Thomas M. Coughlin (“Executive”) to BCB Bancorp, Inc. (“BCB”), a corporation organized under the laws of the state of New Jersey which serves as a bank holding company, with its principal office at 591-595 Avenue C, Bayonne, New Jersey 07002; BCB Community Bank (“Bank” or “Employer”), a bank organized under the laws of the state of New Jersey which is a wholly owned subsidiary of BCB, with its principal office at 591-595 Avenue C, Bayonne, New Jersey 07002, and the Released Parties as designated below, dated as of ____________, 2023.  This Release is provided by Executive pursuant to an Employment Agreement made on and as of September 1, 2022 among Executive, BCB and Bank (as amended, the “Employment Agreement”).  BCB and Bank are sometimes collectively referred to as the “Company”.  Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Employment Agreement.

1.Release of Claims.

(a)In exchange for Employer agreeing to make the Payments referred to in Section 2 below, less applicable withholding, Executive releases Employer and BCB, and their present, past and future officers, directors, agents, employees, shareholders, members, affiliates, parents, subsidiaries, divisions, related companies, successors, predecessors, assigns, members, investors, trustees,  partners, agents, attorneys, and representatives (which collectively are referred to in this Agreement as “Released Parties”), from, and Executive waives, all suits, debts and claims that existed up to the time that Executive signs this Release, including but not limited to, everything arising from or in any way related to Executive’s employment with the Company and/or the termination of Employee’s employment with the Company (referred to in this Release as “Claims”).  This Release and Executive’s release and waiver of Claims includes, but is not limited to, the following:

(1)All Claims against the Company and all companies and institutions related to or affiliated with the Company and the other Released Parties, and their successors, predecessors, officers, directors, agents, shareholders, members and employees,

(2)All Claims asserted and all Claims that could have been asserted in a lawsuit by Executive against the Company and all companies and institutions related to or affiliated with the Company and the other Released Parties, and their successors, predecessors, officers, directors, agents, shareholders, members and employees,

(3)All Claims of which Executive is now aware and all Claims of which Executive is not presently aware,

(4)All Claims that, through Executive, Executive’s heirs, executors or administrators have,

(5)All Claims arising under or relating to any policy, agreement, plan, understanding or promise, written or oral, formal or informal, between the Company or any of the other Releasees and Executive, including, but not limited to, the Employment Agreement

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(6)All Claims for attorney’s fees, and

(7)All Claims arising under common law or any local, state or federal law including, but not limited to, the Civil Rights Act of 1964, the Americans With Disabilities Act, the Equal Pay Act, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Worker Adjustment and Retraining Notification Act, the Fair Labor Standards Act, the Family and Medical Leave Act, the Genetic Information Nondiscrimination Act, the New Jersey Law Against Discrimination, the New Jersey Conscientious Employee Protection Act, the New Jersey Family Leave Act, New Jersey Wage Payment Law, New Jersey Wage and Hour Law, all local, municipal, state and federal wage and hour laws, all local, municipal, state and federal “whistleblower” laws, all other laws affecting employment, and all amendments of those laws.

(b)Notwithstanding the foregoing, the Company and Executive recognize that nothing contained in this Section 1 shall in any way release or discharge:  (i) Executive’s right to bring any Claim that cannot be waived under applicable law; (ii) Executive’s right to receive payment in accordance with the terms of the Employment Agreement; (iii) Executive’s right to enforce, or bring any Claim for breach of, the Employment Agreement; (iv) Executive’s right to receive Executive’s equity in the Company pursuant to the terms of the any equity award agreement, as applicable; (v) Executive’s right to any vested benefits to which Executive may be entitled under any retirement or pension plan of the Company or its subsidiaries, as applicable; or (vi) Executive’s right to bring any Claim for indemnification under any applicable directors and officers liability insurance policy or applicable state or federal law, as applicable (the “Excluded Claims”).

2.Attorney Consultation; Voluntary Agreement.  Executive acknowledges that (i) the Company has advised Executive to consult with an attorney of Executive’s own choosing before signing this Release, (ii) Executive has been given the opportunity to seek the advice of counsel, (iii) Executive has carefully read and fully understands all of the provisions of this Release, (iv) the Release specifically applies to any rights or claims Executive may have against the Releasees under the Age Discrimination In Employment Act, (v) Executive is entering into this Release knowingly, freely and voluntarily in exchange for good and valuable consideration to which Executive is not otherwise entitled, including the provision of certain payment, and if applicable, benefits, set forth in Employment Agreement (the “Payments”), and (vi) Executive has the full power, capacity and authority to enter into this Release.

3.Period of Review and Revocation Rights.

(a)Executive understands and agrees that Executive has 21 days following Executive’s receipt of this Release to review this Release and its terms and to reflect upon them and consider whether Executive wants to sign it.  Executive understands and agrees that Executive may accept this Release by signing and returning it within the applicable time frame to Ryan Blake, BCB Bancorp, Inc. at 591-595 Avenue C, Bayonne, New Jersey 07002.

(b)Executive further acknowledges that Executive will have seven (7) calendar days following Executive’s execution of this Release within which to revoke this Release.  If Executive chooses to revoke his consent to this Release, the revocation must be in writing and delivered to Ryan Blake, BCB Bancorp, Inc., at the address above no later than seven (7) calendar

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days after Executive has signed this Release.  In the event of such revocation by Executive, this Release shall be null and void in its entirety and Executive will not receive the Payments.  Provided that Executive does not revoke this Release, this Release shall become effective on the eighth (8th) calendar day following the date of Executive’s execution of this Release.

IN WITNESS WHEREOF, Executive has executed this Release on the date set forth below.

EXECUTIVE

Date Executed:  ___________, 2023

(Signature)

Thomas M. Coughlin

(Printed Name)

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